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                                                                    EXHIBIT 4(f)


                   FORM OF DEBT SECURITIES WARRANT CERTIFICATE
                          [FACE OF WARRANT CERTIFICATE]


    [Form of Legend if                     Prior to ___________________ this
    Offered Securities with                Warrant Certificate cannot be
    Warrants which are not                 transferred or exchanged unless
    immediately detachable.                attached to a [Title of Offered
                                           Securities].]

    [Form of Legend if Warrants            Prior to _______________, Warrants
    are not immediately                    evidenced by this Warrant
    exercisable.                           Certificate cannot be exercised.]


                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN


                             THE VALSPAR CORPORATION
                              WARRANTS TO PURCHASE
                          [TITLE OF WARRANT SECURITIES]

          VOID AFTER 3:30 P.M., NEW YORK CITY TIME, ON _______________

         No. ____                         __________ Warrants

         This certifies that _________________________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner [if Offered Securities with Warrants which are not immediately detachable -- , subject to the registered owner qualifying as a "holder" of this Warrant Certificate, as hereinafter defined] to purchase, at any time [after 3:30 p.m., New York City time, on _____________ and] on or before 3:30 p.m., New York City time, on _________________, _________ principal amount of [Title of Warrant Securities] (the "Warrant Securities"), of The Valspar Corporation ("The Valspar"), issued and to be issued under the Indenture (as hereinafter defined), on the following basis: during the period from __________________, through and including __________________ the exercise price of each Warrant will be _________ plus [accrued amortization of the original issue discount] [accrued interest] from __________________; during the period from __________________, through and including ___________________, the exercise price of each Warrant will be _________ plus [accrued amortization of the original issue discount] [accrued interest] from _________________; [in each case, the original issue discount will be amortized at a ____% annual rate, computed on an annual basis using the "interest" method and using a 360-day year consisting of twelve 30-day months] (the "Warrant Price"). [The original issue discount for each


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_________ principal amount of Warrant Securities is _____________.] The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof, and by paying in full [in lawful money of the United States of America] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), [or _____________________], which is, on the date hereof, at the address on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

         The term "holder" as used herein shall mean [if Offered Securities with Warrants which are not immediately detachable -- , prior to ___________________ (the "Detachable Date"), the registered owner of the Company's [title of Offered Securities] to which this Warrant Certificate is initially attached, and after such Detachable Date,] the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.01 of the Warrant Agreement.

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in denominations of __________ and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of _________________ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file with the Company and at the above-mentioned office of the Warrant Agent [and at ____________________].

         The Warrant Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an indenture, dated as of ______, 200_, between the Company and ______, as trustee (the "Trustee"), (the "Indenture") and will be subject to the terms and provisions contained in the Indenture. Copies of the Indenture and the form of the Warrant Securities are on file at the corporate trust office of the Trustee [and at ___________________].

         [If Offered Securities with Warrants which are not immediately detachable -- Prior to __________________, this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, transfer of this] [if Offered Securities with Warrants which are immediately detachable -- Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the


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Warrant Agent [or __________________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

         [If Offered Securities with Warrants which are not immediately detachable -- Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants which are immediately detachable or Warrants alone -- After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or ______________] for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of principal of, premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture.

         This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

         Dated as of _________________.


                                           THE VALSPAR CORPORATION


                                            By:
                                               ---------------------------------

                                                 Authorized Officer

         Attest:


         --------------------------


         Countersigned:


         --------------------------
         As Warrant Agent


         By:
         -------------------------
         Authorized Signature



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                        [REVERSE OF WARRANT CERTIFICATE]
                      INSTRUCTIONS FOR EXERCISE OF WARRANT

                  To exercise the Warrants evidenced hereby, the holder must pay in [Dollars] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in immediately available funds the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] [corporate trust department] [insert address of Warrant Agent], Attn. ________________ [or ________________], which [payment] [wire transfer]
         must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below, including any applicable certifications if the Warrant Securities are issuable in bearer form, and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                  To Be Executed Upon Exercise of Warrant

                  The undersigned hereby irrevocably elects to exercise _________ Warrants, evidenced by this Warrant Certificate, to purchase
         _________ principal amount of the [Title of Warrant Securities] (the "Warrant Securities") of The Valspar Corporation and represents that he has tendered payment for such Warrant Securities in [Dollars] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in immediately available funds to the order of The Valspar Corporation, c/o [insert name and address of Warrant Agent], in the amount of _________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

         If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.



Dated:                                       Name
       ----------------------------                 ----------------------------

                                             Address
       ----------------------------                 ----------------------------
         (Insert Social Security or
         Other Identifying Number                   ----------------------------
         of Holder)
                                                    ----------------------------



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                                            Signature:


                                            --------------------------------
         Medallion Signature Guarantee           (Signature must conform in
                                                 all respects to name of holder
         -----------------------------           as specified on face of this
                                                 Warrant Certificate and must
                                                 bear a signature guarantee by a
                                                 bank, trust company or member
                                                 broker of the New York, Midwest
                                                 or Pacific Stock Exchange)]


        The warrants evidenced hereby may be exercised at the following address:

        By hand at
        ----------------------------------------

        ----------------------------------------

        ----------------------------------------

        ----------------------------------------

        By mail at
        ----------------------------------------

        ----------------------------------------

        ----------------------------------------

        ----------------------------------------


         [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificate evidencing unexercised Warrants -- complete as appropriate.]




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                                   ASSIGNMENT

                   Form of Assignment To Be Executed If Holder
                  Desires To Transfer Warrants Evidenced Hereby


         FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto


         ------------------------------     -----------------------------------
         (Please print name)                (Please insert social security or
                                            other identifying number)


         ------------------------------
         (Address)

         ------------------------------
         (City, including zip code)


         the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

         Dated:
                           -------------------------------------------------
                                              Signature

                           (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchange)

         Medallion Signature Guarantee


         ------------------------------





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